Exhibit 23

Consent of Independent Registered Public Accounting Firm

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 333-146170, 333-110662, 333-101472, 333-89356, 333-72768, 333-72766, 333-67798, 333-56094, 333-81183, and 333-58279) of FirstEnergy Corp. of our report dated June 24, 2010, relating to the financial statements of the FirstEnergy Corp. Savings Plan, which appears in this Form 11-K.

/s/ BOBER, MARKEY, FEDOROVICH & COMPANY

Akron, Ohio
June 24, 2010

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